As filed with the Securities and Exchange Commission on March 24, 1999

                                                Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                               _______________

                                  Form S-8
                           REGISTRATION STATEMENT
                                    under
                         THE SECURITIES ACT OF 1933
                               _______________

                           Mystic Financial, Inc.
         (Exact name of registrant as specified in its charter)

             Delaware                                 04-3401049
  (State or other jurisdiction of                 (I.R.S. Employer
   incorporation or organization)                Identification No.)

                               60 High Street
                          Medford, MA 02155-3820
                               (781) 395-2800
                  (Address of Principal Executive Offices)
                               _______________

                Mystic Financial, Inc. 1999 Stock Option Plan
         Mystic Financial, Inc. 1999 Recognition and Retention Plan
                          (Full title of the Plans)
                               _______________

                           Mr. Robert H. Surabian
                    President and Chief Executive Officer
                          Medford Co-operative Bank
                               60 High Street
                           Medford, MA 02155-3820
                               (781) 395-2800

                                  Copy to:
                          Richard A. Schaberg, Esq.
                           Thacher Proffitt & Wood
                  1700 Pennsylvania Avenue, N.W. Suite 800
                           Washington, D.C.  20006
                               (202) 347-8400
          (Name and address, telephone number including area code,
                            of agent for service)
                               _______________

                       CALCULATION OF REGISTRATION FEE

Title of Securities     Amount to be     Proposed Maximum Offering    Proposed Maximum Aggregate        Amount of
to be Registered       Registered (1)       Price Per Share (2)           Offering Price (2)        Registration Fee
--------------------------------------------------------------------------------------------------------------------

Common Stock,
 $0.01 par value       360,297 shares            $12.03                     $4,334,823.00              $1,206.00

<F1>  Based on 257,355 shares of common stock of Mystic Financial, Inc. (the
      "Company") reserved for issuance upon exercise of options granted pursuant to the Mystic Financial, Inc. 1999 Stock Option Plan, and 102,942 shares authorized for awards under the Mystic Financial, Inc. 1999 Recognition and Retention Plan. ("Plans"). In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of the Company that, by reason of certain events specified in the Plans, may become issuable upon exercise of options through the use of certain anti-dilution provisions.

<F2>  Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which a total of 360,297 restricted shares and shares that may be acquired upon exercise of options granted in the future are deemed to be offered at $12.03 per share, the average of the daily high and low sales prices of common stock of the Company on The Nasdaq National Market at the close of trading on March 19, 1999.

                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

      Not required to be filed with the Securities and Exchange Commission (the "Commission").


Item 2.   Registrant Information and Employee Plan Annual Information.

      Not required to be filed with the Commission.

      Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").


                                   PART II


Item 3.   Incorporation of Documents by Reference.

      The following documents and information heretofore filed with the Commission by the Registrant (File No. 0-23533) are incorporated by reference in this registration statement:

      (1) the description of the Registrant's common stock (the "Common Stock") contained in the Registrant's Registration Statement on Form S-1, and all amendments thereto, dated August 27, 1997, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act");

      (2) the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1998, which was filed with the Commission pursuant to the Exchange Act; and

      (3) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1998 and December 31, 1998.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

      Not applicable.

Item 5.   Interests of Named Experts and Counsel.

      Not applicable.

Item 6.   Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law ("DGCL") inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

      Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

      Article IX of the Certificate of Incorporation of Mystic Financial, Inc. (the "Company") provides that a director shall not be personally liable to the Company or its stockholders for damages for breach of his fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the DGCL.

      Article X, Sections 1 and 2 of the Company's Certificate of Incorporation requires the Company, among other things, to indemnify to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director or officer of the Company, who was or is made a party to, or is threatened to be made a party to, or has become a witness in, any threatened, pending or completed action, suit or proceeding, including actions or suits by or in the right of the Company, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the written request of the Company.

      Article X, Section 11 also empowers the Company to purchase and maintain insurance to protect itself and its directors and officers, and those who were or have agreed to become directors or officers, against any liability, regardless of whether or not the Company would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Certificate of Incorporation. The Company is also authorized by Article X, Section 9 of its Certificate of Incorporation to enter into individual indemnification contracts with directors and officers. The Company currently maintains directors' and officers' liability insurance consistent with the provisions of the Certificate of Incorporation.

      The Company has entered into Employment Agreements dated as of January 8, 1998 with each of Robert H. Surabian and Ralph W. Dunham pursuant to which it has undertaken contractually to provide indemnification and insurance coverage in the manner described above.

Item 7.   Exemption from Registration Claimed.

      Not applicable.

Item 8.   Exhibits.

      4.1   Mystic Financial, Inc. 1999 Stock Option Plan.*
      4.2   Mystic Financial, Inc. 1999 Recognition and Retention Plan.*
      4.3   Certificate of Incorporation of Mystic Financial, Inc.**
      4.4   Amended and Restated Bylaws of Mystic Financial, Inc.**
      5.1 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.
     23.1 Consent of Thacher Proffitt & Wood (included in Exhibit 5.1 hereof).
     23.2   Consent of Wolf & Company, P.C.

* Incorporated by reference to the Registrant's Proxy Statement, dated February 25, 1999, for its Special Meeting of Stockholders to be held on March 24, 1999, filed with the Commission by the Registrant pursuant to the Exchange Act.
** Incorporated by reference to the Registrant's Registration Statement on Form S-1, dated August 27, 1997, and all amendments thereto, filed with the Commission pursuant to the Exchange Act.

Item 9.   Undertakings.

      A. Rule 415 offering. The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Incorporated annual and quarterly reports. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

      D. Filing of registration statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, Commonwealth of Massachusetts, on this 24th day of March, 1999.


                                       MYSTIC FINANCIAL, INC.
                                       (Registrant)


                                       By: /s/ Robert H. Surabian
                                           ----------------------
                                           Robert H. Surabian
                                           President and Chief Executive
                                           Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                        TITLE                     DATE
        ---------                        -----                     ----

/s/ Robert H. Surabian         President, Chief Executive     March 24, 1999
----------------------------   Officer (Principal Executive
Robert H. Surabian             Officer) and Director

/s/ Ralph W. Dunham            Executive Vice President,      March 24, 1999
----------------------------   Chief Financial Officer and
Ralph W. Dunham                Treasurer (Chief Financial
                               and Accounting Officer)

/s/ John J. McGlynn            Chairman of the Board and      March 24, 1999
----------------------------   Director
John J. McGlynn

/s/ Julie Bernardin            Director                       March 24, 1999
----------------------------
Julie Bernardin

/s/ Frederick N. Dello Russo   Director                       March 24, 1999
----------------------------
Frederick N. Dello Russo

/s/ John A. Hackett            Director                       March 24, 1999
----------------------------
John A. Hackett

/s/ Richard M. Kazanjian       Director                       March 24, 1999
----------------------------
Richard M. Kazanjian

/s/ John W. Maloney            Director                       March 24, 1999
----------------------------
John W. Maloney

/s/ Lorraine P. Silva          Director                       March 24, 1999
----------------------------
Lorraine P. Silva